Exhibit 99. (j)

DELOITTE & TOUCHE LLP

350 SOUTH GRAND AVENUE

LOS ANGELES, CA 90071

(213) 688-0800 TELEPHONE

CONSENT OF INDEPENDENT AUDITORS

TCW GALILEO FUNDS, INC.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 33-52272 of TCW Galileo Funds, Inc. on Form N-1A of our report dated December 24, 2003 appearing in the Annual Reports of TCW Galileo Funds, Inc. for the year ended October 31, 2003 and to the reference to us under the headings “Financial Highlights” in the Prospectus, which is part of this Registration Statement and “Independent Auditors” in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP March 1, 2004